UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Travelers Companies, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Additional Information Regarding
the 2020 Annual Meeting of Shareholders
to be held on May 21, 2020

The following press release relates to the Notice of Annual Meeting of Shareholders and Proxy Statement, dated April 3, 2020 (the “Proxy Statement”), of The Travelers Companies, Inc. (the “Company”) distributed or made available to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders scheduled to be held on May 21, 2020.

Please read the press release carefully in conjunction with
the Proxy Statement and other proxy materials.

The Travelers Companies, Inc. 485 Lexington Avenue New York, NY 10017-2630 www.travelers.com

NEWS RELEASE

Travelers to Hold Virtual-Only Annual Meeting of Shareholders

NEW YORK, May 8, 2020 – The Travelers Companies, Inc. (NYSE: TRV) today announced a change in the location of its 2020 Annual Meeting of Shareholders. In light of the COVID-19 pandemic and in an effort to protect the health and safety of the company’s shareholders, employees and communities, the Annual Meeting will be held by remote communication in the form of an audio webcast rather than an in-person event.

The Annual Meeting will take place Thursday, May 21, 2020, at 9 a.m. EDT, as previously announced. Shareholders of record of the company’s common stock at the close of business on March 24, 2020, are invited to participate in the Annual Meeting and can access the audio webcast at www.virtualshareholdermeeting.com/TRV2020.

To be admitted to the Annual Meeting as a shareholder, including to be able to vote during the meeting, all shareholders will need their individual 16-digit control number contained in the proxy materials (e.g., voting instruction form, notice of internet availability of proxy materials or proxy card). Such materials are sent by mail or email from a shareholder’s broker or bank, or from Travelers, depending on how the shares are held.

Shareholders, regardless of their plans to attend the virtual-only meeting, are encouraged to vote and submit their proxies in advance of the Annual Meeting using one of the methods described in the proxy materials. In addition, participants in the company’s 401(k) Savings Plan must provide their voting instructions by the deadline provided in the proxy materials. Shareholders may continue to use the voting instruction form or proxy card provided, and no additional action is required to be taken by shareholders who have already submitted their proxy.

For more information about the Annual Meeting, including the matters to be voted on during the Annual Meeting, please see the “General Information About the Meeting” section of the proxy statement, which is available, along with the 2019 Annual Report, at investor.travelers.com.

About Travelers
The Travelers Companies, Inc. (NYSE: TRV) is a leading provider of property casualty insurance for auto, home and business. A component of the Dow Jones Industrial Average, Travelers has approximately 30,000 employees and generated revenues of approximately $32 billion in 2019. For more information, visit www.travelers.com.

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Investors:
Abbe Goldstein, 917.778.6825

Media:
Patrick Linehan, 917.778.6267